UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On April 29, 2020, given the uncertain course that the current pandemic and its potential impact presented for its operations, PriceSmart, Inc. (the “Company”) announced certain proactive measures to mitigate and address the current and anticipated operating and financial impact of the novel coronavirus (COVID-19) pandemic, including:

•The Company is implementing temporary furloughs of approximately 80 employees in the United States, effective in May 2020 and currently estimated to last through July 31, 2020. The employees on temporary furloughs will not receive direct compensation from the Company but will continue to receive health, prescription, vision and dental benefits as well as life insurance coverage.

•The Company’s Chief Executive Officer, all Executive Vice Presidents and all members of the Board of Directors have volunteered to take temporary reductions to their compensation. The Company is therefore implementing temporary pay reductions effective May 1, 2020 for these officers and directors and other U.S.-based employees with base salaries above certain levels and for a period that is expected to last for approximately three months. The Company will reevaluate these measures on or before July 31, 2020.

•The applicable percentage of salary reduction increases with level of compensation.

•The Chief Executive Officer has offered and the Company has agreed to a pay reduction of 30%. All Executive Vice Presidents have offered and the Company has agreed to a pay reduction of 15%.

•Base salaries of Senior Vice Presidents based in the U.S. and one based in Costa Rica will be reduced by 15%; base salaries for U.S. employees below the Senior Vice President level with salaries in excess of $150,000 per year will be reduced by 12%; base salaries of employees based at the Company’s headquarters in San Diego, California earning in the range of $100,000 to $150,000 per year will be reduced by 10%; base salaries of employees based in Miami, Florida earning in the range of $80,000 to $150,000 per year will be reduced by 10%. Base salaries of employees earning below $100,000 in California or below $80,000 in Florida will not be subject to this pay reduction plan.

•The Board of Directors voluntarily and unanimously decided to suspend quarterly cash compensation for all non-employee directors serving on the Company’s Board of Directors for the calendar quarter ending June 30, 2020.

•The Company has temporarily frozen all new hiring, with certain limited exceptions approved by the Chief Executive Officer for individuals providing skills needed to expedite the Company’s new initiatives.

•The Company has engaged with third parties to renegotiate certain contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: April 29, 2020	/S/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President, General Counsel and Secretary